Exhibit 2

POWER OF ATTORNEY

For executing Schedules 13G and 13D, 13G/D Joint Filing Agreement, Form 13F, Form N-PX and Form SHO

Each of the undersigned entities represents that the individuals signing on behalf of the entity is duly authorized to do so, and hereby constitutes and appoints Kevin Brown, Vice President, Asset Management Compliance of the Bank of Nova Scotia, and Mary Ingarao, Vice President, Canadian Wealth Distribution Compliance of the Bank of Nova Scotia, his or her true and lawful attorneys-in-fact and agents with full power for him or her and in his or her name, place, and stead, and in his or her capacity as identified under his or her name below, to:

(1) execute for and on behalf of the undersigned filings on Schedules 13G and 13D in accordance with Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, as amended (the Act) and the rules and regulations promulgated thereunder, or any successor laws and regulations;

(2) execute for and on behalf of the undersigned a joint filing agreement to provide for the joint filing on Schedules 13G or 13D in accordance with Section 13(d) or Section 13(g) of the Act and the rules and regulations promulgated thereunder, or any successor laws and regulations;

(3) execute for and on behalf of the undersigned filings on Form 13F as required by Section 13(f)(1) of the Act and the rules and regulations promulgated thereunder, or any successor laws and regulations;

(4) execute for and on behalf of the undersigned filings on Form N-PX as required by Section 14A(d) of the Act and the rules and regulations promulgated thereunder, or any successor laws and regulations;

(5) execute for and on behalf of the undersigned filings on Form SHO as required by Section 13(f)(2) of the Act and the rules and regulations promulgated thereunder, or any successor laws and regulations;

(6) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Schedules 13G and 13D, joint filing agreement, Forms 13F, Forms N-PX, and Forms SHO, and the timely filing of such forms and agreements with the United States Securities and Exchange Commission and any other authority; and

(7) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in his or her discretion.

Each of the undersigned entities grants to said attorneys-in-fact and agents full power and authority to do and perform each and every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13(d), Section 13(g), Section 13(f)(1), Section 14A(d), Section 13(f)(2) of the Act and the rules and regulations promulgated thereunder.

This Power of Attorney shall remain in effect until the undersigned entity is no longer required to file Schedules 13G, 13D, 13G/D Joint Filing Agreements, Form 13Fs, Form N- PXs and/or Form SHOs, unless earlier revoked by a duly authorized officer of the undersigned entity in writing and delivered to the foregoing attorneys-in-fact.

This Power of Attorney Signature Page may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile or portable document format (.pdf) copy, or an electronic copy by way of reliable electronic signature technology, of the signature of a party to this Power of Attorney on any such counterpart shall be fully effective as in an original signature.

IN WITNESS WHEREOF, the undersigned duly authorized individuals have caused this Power of Attorney to be executed as of October 28, 2024, on behalf of the respective entities.

1832 ASSET MANAGEMENT L.P.

/s/ Jim Morris

Name: Jim Morris

Title: Director, 1823 Asset Management L.P., by its general partner, 1832 Asset Management G.P. Inc.

MD FINANCIAL MANAGEMENT INC.

/s/ Pamela Allen

Name: Pamela Allen

Title: Chief Executive Officer

/s/ Emily Tan

Name: Emily Tan

Title: Corporate Secretary

SCOTIA CAPITAL INC. (Scotia McLeod division)
/s/ Todd Barnes

Name: Todd Barnes

Title: Director

/s/ Sanam Nazir

Name: Sanam Nazir

Title: Corporate Secretary

MD LIFE INSURANCE COMPANY
/s/ Jeff Coughlan

Name: Jeff Coughlan

Title: President and Chief Executive Officer

/s/ Emily Tan
Name: Emily Tan

Title: Corporate Secretary

JARISLOWSKY, FRASER LIMITED

/s/ Neal Kerr

Name: Neal Kerr

Title: Vice Chair and Ultimate Designated Person

/s/ Christine Anderson
Name: Christine Anderson
Title: Corporate Secretary